   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON SEPTEMBER 18, 2000


                                                      REGISTRATION NO. 333-45896

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------


                                AMENDMENT NO. 1


                                       TO


                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

                           CABLE DESIGN TECHNOLOGIES
                                  CORPORATION
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)
                            ------------------------


                  DELAWARE                                       36-3601505
      (STATE OR OTHER JURISDICTION OF                         (I.R.S. EMPLOYER
       INCORPORATION OR ORGANIZATION)                       IDENTIFICATION NO.)

                                 FOSTER PLAZA 7
                               661 ANDERSEN DRIVE
                         PITTSBURGH, PENNSYLVANIA 15220
                           TELEPHONE: (412) 937-2300
  (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                        REGISTRANT'S PRINCIPAL OFFICES)
                            ------------------------

                                CHARLES B. FROMM
                        VICE PRESIDENT, GENERAL COUNSEL
                     CABLE DESIGN TECHNOLOGIES CORPORATION
                                 FOSTER PLAZA 7
                               661 ANDERSEN DRIVE
                         PITTSBURGH, PENNSYLVANIA 15220
                           TELEPHONE: (412) 937-2300
 (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)
                            ------------------------

                                    COPY TO:
                                 LANCE C. BALK
                                KIRKLAND & ELLIS
                                CITIGROUP CENTER
                              153 EAST 53RD STREET
                            NEW YORK, NEW YORK 10022
                                 (212) 446-4800
                            ------------------------

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of this Registration Statement. If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: [ ]

    If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: [X]

    If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

    If this form is a post-effective amendment filed pursuant to rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box: [ ]
                            ------------------------


    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT THAT SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

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--------------------------------------------------------------------------------

        THE INFORMATION IN THIS PRELIMINARY PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT COVERING THEM HAS BEEN DECLARED EFFECTIVE BY THE SEC. THIS PRELIMINARY PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND WE ARE NOT SOLICITING OFFERS TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.


                SUBJECT TO COMPLETION, DATED SEPTEMBER 18, 2000


PROSPECTUS


                                  $150,000,000


                                   [CDT LOGO]
                                DEBT SECURITIES
                                  COMMON STOCK
                            ------------------------
     We may use this prospectus to offer and sell securities from time to time. The types of securities we may sell include:

     - senior debt securities

     - subordinated debt securities

- common stock

     We will provide the specific terms of these securities in supplements to this prospectus prepared in connection with each offering. These terms may include:

In the case of any securities:

     - offering price

     - size of offering

     - underwriting discounts

     - ranking

In the case of debt securities:

- denomination or currency

- interest rate

- maturity

- whether they may be redeemed prior to maturity

- whether they are convertible into common stock

     The securities offered will contain other significant terms and conditions. Please read this prospectus and the applicable prospectus supplement carefully before you invest.

   THIS INVESTMENT INVOLVES RISKS.   SEE "RISK FACTORS" BEGINNING ON PAGE 1.

     Our common stock is traded on the New York Stock Exchange under the symbol "CDT."
                            ------------------------
     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities or passed upon the adequacy or accuracy of the prospectus. Any representation to the contrary is a criminal offense.
              The date of this prospectus is                , 2000

                               TABLE OF CONTENTS

                                                              PAGE
                                                              ----
Forward-Looking Statements..................................    i
Incorporation by Reference..................................    i
Risk Factors................................................    1
Use of Proceeds.............................................    3
Ratio of Earnings to Fixed Charges..........................    3
Our Company.................................................    4
Where You Can Find More Information.........................    5
Description of Debt Securities..............................    6
Description of Capital Stock................................   11
Book-Entry..................................................   12
Plan of Distribution........................................   14
Legal Matters...............................................   15
Experts.....................................................   15

                            ------------------------

                           FORWARD-LOOKING STATEMENTS

     This prospectus, any prospectus supplement and the documents incorporated by reference contain "forward-looking statements," or statements that are based on current expectations, estimates, and projections rather than historical facts. We offer these forward-looking statements in reliance on the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may prove, in hindsight, to have been inaccurate because of risks and uncertainties that are difficult to predict. Many of the risks and uncertainties that we face are included under the caption "Risk Factors."

     We are not obligated to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. In light of these risks, uncertainties and assumptions, the forward-looking events discussed in this prospectus might not occur.

                           INCORPORATION BY REFERENCE

     We have filed the following documents with the Securities and Exchange Commission. These documents are incorporated herein by reference as of their respective dates of filing and shall be deemed to be a part of this prospectus:

          1.  Our Annual Report on Form 10-K for the year ended July 31, 1999.

          2. Our Quarterly Report on Form 10-Q for the quarter ended October 31, 1999.

          3. Our Quarterly Report on Form 10-Q for the quarter ended January 31, 2000.

          4. Our Quarterly Report on Form 10-Q for the quarter ended April 30, 2000.

          5. The description of our common stock contained in our Registration Statement on Form S-3 filed on January 23, 1996 (File No. 333-00554), under the caption "Description of Capital Stock."

     All documents and reports which we file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 after the date of this prospectus are also incorporated by reference in this prospectus and will be deemed a part of this prospectus from the date of filing of the document or report.

     Statements contained in documents incorporated or deemed to be incorporated by reference after the date of this prospectus will modify statements in any other subsequently filed documents to the extent the new information differs from the old information. Any statements modified or superseded will no longer constitute a part of this prospectus in their original form.

     We will provide you without charge, upon request, with a copy of any or all of the documents referred to above which have been or may be incorporated in the prospectus by reference, other than exhibits to such documents unless the exhibits themselves are specifically incorporated by reference. Requests for such copies should be directed to Cable Design Technologies Corporation, Foster Plaza 7, 661 Andersen Drive, Pittsburgh, Pennsylvania 15220, Attention: Charles
B. Fromm, Esq. (telephone number: (412) 937-2300).

                                  RISK FACTORS

     You should carefully consider the following risks and the risks described in the applicable prospectus supplement, as well as other information contained in this prospectus and the applicable prospectus supplement before deciding to invest in any offered securities. The risks described below are not the only ones we face. Additional risks that are not yet known to us or that we currently think are immaterial could also impair our business, operating results or financial condition.

     WE MAY NOT BE ABLE TO SUCCESSFULLY IDENTIFY, FINANCE OR INTEGRATE ACQUISITIONS. Growth through acquisitions is an important part of our strategy. We cannot assure you that we will be successful in identifying, financing and closing acquisitions at favorable prices and terms. Many of the areas in which we are looking to expand through acquisition have been characterized by high valuations. These acquisition opportunities may only be feasible if we obtain additional financing, and such financing may not be available on terms acceptable to us, or at all. Further, we cannot assure you that we will be successful in integrating any such acquisitions that are completed. Also, integration of any such acquisitions may require substantial management, financial and other resources and may pose risks with respect to production, customer service and market share of existing operations.


     BECAUSE WE OPERATE IN MARKETS THAT EXPERIENCE RAPID TECHNOLOGICAL CHANGE, CERTAIN OF OUR PRODUCTS COULD BECOME OBSOLETE OR MARKETPLACES IN WHICH WE SELL COULD BECOME MORE COMPETITIVE. Many of the markets that we serve are characterized by rapid technological change. We believe that our future success will depend in part upon our ability to enhance existing products and to develop or acquire new products that meet or anticipate such changes. The failure to successfully introduce new or enhanced products on a timely and cost-competitive basis could have a material adverse effect on our business. At the same time, however, the introduction of new or enhanced products tends to have the effect of reducing the prices at which we can sell some of our existing product lines, which may harm our net sales and profitability.


     Many of our network cable products are subject to various industry standards. Many of such standards, particularly for newer, high bandwidth cable products are still being developed. In the event we were unable to meet such standards when adopted, or if the implementation of such standards was delayed, our business could be adversely affected.

     Fiber optic technology represents a substitute for copper-based cable products. A significant decrease in the cost, or ease of installation, of fiber optic systems or increase in the cost of copper-based systems could make fiber optic systems superior on a price performance basis to copper systems and may have a material adverse effect on our business. Also, wireless technology, as it relates to premise network and communication systems, may represent a threat to both copper and fiber optic cable based systems by reducing the need for premise wiring. While we sell fiber optic cable and components and cable that is used in various wireless applications, if fiber optic systems or wireless technology were to significantly erode the markets for copper based systems or, in the case of wireless technology, fiber optic based systems, our sales of fiber optic and wireless products may not be sufficient to offset any decrease in sales or profitability of other products that may occur.

     Technological advances could require significant capital or other expenditures to manufacture new products or maintain market positions. Our failure to make such capital expenditures on a timely basis or our making capital expenditures in markets that fail to adequately develop could have an adverse effect on us. Further, as other manufacturers make capital expenditures to enable them to manufacture products similar to those manufactured by us, markets for such products may become more competitive resulting in decreases in sales and profits.

     PRICE FLUCTUATIONS OR SHORTAGES OF RAW MATERIALS COULD ADVERSELY AFFECT OUR OPERATIONS. Copper is a principal raw material purchased by us, and our sales may be affected by the market price of copper. Significant fluctuations in the price of cooper or other raw materials could have a negative effects on our business. We generally do not engage in hedging transactions for copper or other raw materials and we may not be able to pass on increases in the price of copper and other raw materials to our customers. We also purchase compounds, such as Teflon(R), from various suppliers. From time to time, the supply of such materials has been limited. The inability of suppliers to supply such raw materials could have a material adverse effect on our business until a replacement supplier is found or substitute materials are approved for use. In addition, we purchase bulk uncabled optical fiber singles which we further process and sell. The supply of such bulk fiber is currently limited. Our inability to obtain additional allocations of such fiber and/or find additional suppliers of such fiber, could limit our growth in the fiber optic cable marketplace.


     OUR BUSINESS IS SUBJECT TO THE ECONOMIC AND POLITICAL RISKS OF MAINTAINING FACILITIES AND SELLING PRODUCTS IN FOREIGN COUNTRIES. During the first nine months of fiscal 2000, approximately 37% of our sales were in markets outside the United States. Our operations may be adversely affected by significant fluctuations in the value of the U.S. dollar against foreign currencies or by the enactment of exchange controls or foreign governmental or regulatory restrictions on the transfer of funds. Furthermore, our foreign operations are subject to risks inherent in maintaining operations abroad such as economic and political destabilization, restrictive actions by foreign governments, nationalizations and adverse foreign tax laws.


     OUR MARKETS ARE HIGHLY COMPETITIVE. We are subject to competition from a substantial number of international and regional competitors, some of which have greater financial, engineering, manufacturing and other resources than we do. Our competitors can be expected to continue to improve the design and performance of their products and to introduce new products with competitive price and performance characteristics. Furthermore, maintaining our current technological advantages will require continued investment by us in engineering, research and development, marketing and customer service and support. There can be no assurance that we will have sufficient resources to continue to make such investments or that we will be successful in maintaining such advantages.

     POTENTIAL ENVIRONMENTAL, PRODUCT, WARRANTY OR OTHER LIABILITIES COULD ADVERSELY IMPACT OUR FINANCIAL POSITION. Risk of environmental, product and warranty liabilities, and other costs associated therewith, are inherent in the nature of our business. We cannot assure you that material environmental, product or warranty costs will not arise in the future.

     LOSING THE SERVICES OF KEY PERSONNEL COULD HARM OUR BUSINESS. Our continued success depends on the efforts and abilities of our executive officers and other key employees. The loss of any of our executive officers or other key employees could adversely affect our operations. We generally do not have employment contracts with our executive officers or other key employees. Our ability to attract and retain quality employees in all disciplines is important to our future success.

     ANTI-TAKEOVER PROVISIONS COULD DELAY OR PREVENT A CHANGE IN CONTROL OR ADVERSELY IMPACT THE PRICE OF OUR COMMON STOCK. Provisions of our rights plan and our certificate of incorporation, and provisions of the Delaware General Corporation Law could each have the effect of deterring hostile takeovers or delaying, deterring or preventing a change in control of our company, including transactions in which stockholders might otherwise receive a premium for their shares over current market prices.

                                USE OF PROCEEDS

     Unless the applicable prospectus supplement provides otherwise, we intend to use the net proceeds from the sale of the offered securities for general corporate purposes. Our general corporate purposes may include the repayment or reduction of indebtedness, working capital requirements, funding of normal, ongoing capital spending programs such as the expansion of our manufacturing capacity, and acquisitions.

                       RATIO OF EARNINGS TO FIXED CHARGES

     The following table sets forth the ratio of earnings to fixed charges for Cable Design Technologies and its subsidiaries on a consolidated basis for each of the periods indicated. We calculated the ratio of earnings to fixed charges by dividing earnings by total fixed charges. Earnings consist of pretax income plus fixed charges and amortization of capitalized interest less interest capitalized. Fixed charges consist of interest incurred on all indebtedness (including amortization of deferred debt issuance costs) and a portion of rent expense which we estimated to be the interest implicit in those rentals.

                                          NINE MONTHS
        YEAR ENDED JULY 31,             ENDED APRIL 30,
------------------------------------    ---------------
1995   1996    1997    1998    1999          2000
----   ----    ----    ----    ----          ----
5.44x  4.85x   8.39x   7.05x   5.45x        6.98x

                                  OUR COMPANY

     We are a leading manufacturer of technologically advanced connectivity products for the network communication and specialty electronic marketplaces. Network communication encompasses connectivity products used within computer networks and communications infrastructures for the electronic transmission of data, voice and multimedia. Products included in this segment are high bandwidth network cable, fiber optic cable and passive components, including connectors, wiring racks and panels, outlets and interconnecting hardware, for end-to-end network structured wiring systems and communication cable products for local loop, central office, wireless and other applications, including assembly of products for the wireless marketplace. The specialty electronic segment encompasses electronic data and signal transmission cables for automation and process control applications as well as specialized wire and cable products for niche markets, including commercial aviation and automotive electronics.
                            ------------------------

     Our principal executive offices are located at Foster Plaza 7, 661 Andersen Drive, Pittsburgh, Pennsylvania 15220, telephone number (412) 937-2300.

                      WHERE YOU CAN FIND MORE INFORMATION

     We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy these reports, statements and other information at the SEC's public reference rooms at:

     - Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549;

     - Seven World Trade Center, 13th Floor, New York, New York 10048; or

     - Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661.

     In addition, our common stock is traded on the New York Stock Exchange under the symbol "CDT" and reports, proxy and information statements and other information about us can also be inspected at the offices of the Exchange, 20 Broad Street, New York, New York 10005.

     Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference rooms. You can also request copies of these documents, for a copying fee, by writing to the SEC.

     Our SEC filings can also be reviewed by accessing the SEC's Internet site at http://www.sec.gov, which contains reports, proxy and information statements and other information.

                         DESCRIPTION OF DEBT SECURITIES

     We will issue debt securities in one or more series under an indenture between our company and State Street Bank and Trust Company, as trustee, the form of which we have filed as an exhibit to the registration statement of which this prospectus makes up a part. The following summaries of certain provisions of the indenture are not complete and are qualified in their entirety by express reference to the indenture and the securities resolutions or the indentures supplemental thereto (copies of which have been or will be filed with the Commission). Capitalized terms used in this section without definition have the meanings given to them in the indenture.

GENERAL

     The indenture does not limit the amount of debt securities that can be issued thereunder and provides that the debt securities may be issued from time to time in one or more series pursuant to the terms of one or more securities resolutions or supplemental indentures. As of the date of this prospectus, there were no debt securities outstanding under the indenture. The debt securities will be unsecured and will have the ranking set forth in the terms of any supplements to this prospectus.

TERMS

     We will determine the terms of the debt securities at the time or times of sale. We will provide the specific terms of each series in supplements to this prospectus. Reference is made to the prospectus supplement for the following terms, if applicable, of the debt securities offered thereby:

     - designation, aggregate principal amount, currency or composite currency and denominations;

     - terms of any redemption at the option of holders;

     - price and, if an index formula or other method is used, the method for determining amounts of principal or interest;

     - maturity date and other dates, if any, on which principal will be payable;

     - interest rate (which may be fixed or variable), if any;

     - date or dates from which interest will accrue and on which interest will be payable, and the record dates for the payment of interest;

     - place or places where principal and interest will be payable and on which interest will be payable, and the record dates for the payment of interest;

     - tax indemnity provisions;

     - terms of any mandatory or optional redemption by us including any sinking fund;

     - terms of any conversion or exchange right;

     - if the debt securities provide that payments of principal or interest may be made in a currency other than that in which debt securities are denominated, the manner for determining the payments;

     - portion of principal payable upon acceleration of a Discounted Debt Security (as defined below);

     - ranking;

     - whether and upon what terms debt securities may be defeased;

     - manner of paying principal and interest;

     - any events of default or the covenants in addition to or in lieu of those set forth in the indenture;

     - provisions for electronic issuance of debt securities or for debt securities in uncertificated form; and

     - any additional provisions or other special terms not inconsistent with the provisions of the indenture, including any terms that may be required or advisable under United States or other applicable laws or regulations, or advisable in connection with the marketing of the debt securities.

     We may issue debt securities of any series as registered debt securities, bearer debt securities or uncertificated debt securities, and in denominations as specified in the terms of the series. (Section 2.01)

     In connection with its original issuance, no bearer debt security will be offered, sold or delivered to any location in the United States, and a bearer debt security in definitive form may be delivered in connection with its original issuance only upon presentation of a certificate in a form prescribed by us to comply with United States laws and regulations. (Section 2.04)

     Registration of transfer of registered debt securities may be requested upon surrender thereof at any agency of ours maintained for that purpose and upon fulfillment of all other requirements of the agent. (Sections 2.03 and 2.07)

     Under the indenture we may issue debt securities as Discounted Debt Securities to be offered and sold at a substantial discount from the principal amount thereof. Special United States federal income tax and other considerations applicable thereto will be described in the prospectus supplement relating to the Discounted Debt Securities. "Discounted Debt Security" means a debt security where the amount of principal due upon acceleration is less than the stated principal amount. (Section 2.10)

CERTAIN COVENANTS

     Unless otherwise specified in the applicable prospectus supplement, the debt securities will not be secured by any properties or assets and will represent unsecured debt of our company.

     Any restrictive covenants which may apply to a particular series of debt securities will be described in the prospectus supplement relating to that series. The indenture does not limit our ability to enter into sale and leaseback transactions.

     Unless otherwise indicated in a prospectus supplement, these covenants, if applicable, do not afford holders of the debt securities protection in the event of a highly leveraged or other transaction involving us that may adversely affect holders of the debt securities.

SUCCESSOR OBLIGOR

     Unless otherwise specified in the securities resolution establishing a series of debt securities, we shall not consolidate with or merge into, or transfer all or substantially all of our assets to, any person in any transaction in which we are not the survivor, unless:

          (1) the person is organized under the laws of the United States or a State thereof or is organized under the laws of a foreign jurisdiction and consents to the jurisdiction of the courts of the United States or a State thereof;

          (2) the person assumes by supplemental indenture all of our obligations under the indenture, the debt securities and any coupons; and

          (3) immediately after the transaction no Default (as defined) exists. The successor shall be substituted for us, and thereafter all of our obligations under the indenture, the debt securities and any coupons shall terminate. (Section 5.01)

EXCHANGE OF DEBT SECURITIES

     Registered debt securities may be exchanged for an equal aggregate principal amount of registered debt securities of the same series and date of maturity in the authorized denominations as may be requested upon surrender of the registered debt securities at an agency of ours maintained for that purpose and upon fulfillment of all other requirements of the agent. (Section 2.07)

DEFAULT AND REMEDIES

     Unless the securities resolution or supplemental indenture establishing the series otherwise provides (in which event the prospectus supplement will so state), an "Event of Default" with respect to a series of debt securities will occur if:

          (1) we default in any payment of interest on any debt securities of the series when the same becomes due and payable and the Default continues for a period of 60 days;

          (2) we default in the payment of the principal and premium, if any, of any debt securities of the series when the same becomes due and payable at maturity or upon redemption, acceleration or otherwise and the default shall continue for five or more days;

          (3) we default in the payment or satisfaction of any sinking fund obligation with respect to any debt securities of a series as required by the securities resolution establishing the series and the Default continues for a period of 60 days;

          (4) we default in the performance of any of its other agreements applicable to the series and the Default continues for 90 days after the notice specified below;

          (5) pursuant to or within the meaning of any Bankruptcy Law:

             (a) we commence a voluntary case,

             (b) we consent to the entry of an order for relief against us in an involuntary case,

             (c) we consent to the appointment of a Custodian for us or for all or substantially all of our property, or

             (d) we make a general assignment for the benefit of our creditors;

          (6) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

             (a) is for relief against us in an involuntary case,

             (b) appoints a Custodian for us or for all or substantially all of our property, or

             (c) orders that we be liquidated, and the order or decree remains unstayed and in effect for 60 days; or

          (7) there occurs any other Event of Default provided for in the series. (Section 6.01)

     The term "Bankruptcy Law" means Title 11, U.S. Code or any similar Federal or State law for the relief of debtors. The term "Custodian" means any receiver, trustee, assignee, liquidator or a similar official under any Bankruptcy Law. (Section 6.01)

     "Default" means any event which is, or after notice or passage of time would be, an Event of Default. A Default under subparagraph (4) above is not an Event of Default until the Trustee or the Holders of at least 25%, or such other number specified in the securities resolution or supplemental indenture, in principal amount of the series notify us of the Default and we do not cure the Default within the time specified after receipt of the notice. (Section 6.01) The Trustee may require indemnity satisfactory to it before it enforces the indenture or the debt securities of the series. (Section 7.01) Subject to certain limitations, Holders of a majority in principal amount of the debt securities of the series may direct the Trustee in its exercise of any trust or power with respect to the series. (Section 6.05) Except in the case of Default in payment on a series, the Trustee may withhold from securityholders of the series notice of any continuing Default (except a Default in payment of principal or interest) if it determines that withholding notice is in their interest. (Section 7.04) We are required to furnish the Trustee annually a brief certificate as to our compliance with all conditions and covenants under the indenture. (Section 4.04)

     The failure to redeem any debt securities subject to a condition to redemption set forth in the notice of redemption is not an Event of Default if any event on which the redemption is so conditioned does not occur and is not waived before the scheduled redemption date. (Section 6.01)

     Unless the securities resolution or supplemental indenture establishing the series otherwise provides, the indenture does not have a cross-default provision. Thus, a default by us on any other debt, including any other series of debt securities, would not constitute an Event of Default.

AMENDMENTS AND WAIVERS

     The indenture and the debt securities or any coupons of the series may be amended, and any default may be waived as follows: unless the securities resolution or supplemental indenture otherwise provides (in which event the prospectus supplement will so state), the debt securities and the indenture may be amended with the consent of the holders of a majority in principal amount of the debt securities of all series affected voting as one class. (Section 9.02) Unless the securities resolution or supplemental indenture otherwise provides (in which event the prospectus supplement will so state), a Default on a particular series may be waived with the consent of the holders of a majority in principal amount of the debt securities of the series. (Section 6.04)

     However, without the consent of each holder affected, no amendment or waiver may:

          (1) reduce the amount of debt securities whose holders must consent to an amendment or waiver;

          (2) reduce the interest on or change the time for payment of interest on any debt security;

          (3) change the fixed maturity of any debt security;

          (4) reduce the principal of any non-Discounted Debt Security or reduce the amount of the principal of any Discounted Debt Security that would be due on acceleration thereof;

          (5) change the currency in which the principal or interest on a debt security is payable;

          (6) make any change that materially adversely affects the right to convert any debt security;

          (7) waive any Default in payment of interest on or principal of a debt security. (Sections 6.04 and 9.02); or

          (8) any other amendment or waiver provided for in the securities resolution or supplemental indenture.

     Without the consent of any holder, the indenture or the debt securities may be amended:

          (1) to cure any ambiguity, omission, defect or inconsistency;

          (2) to provide for assumption of our obligations to holders in the event of a merger or consolidation requiring the assumption;

          (3) to provide that specific provisions of the indenture shall not apply to a series of debt securities not previously issued;

          (4) to create a series and establish its terms;

          (5) to provide for a separate trustee for one or more series;

          (6) to make any change that does not materially adversely affect the rights of any holder. (Section 9.01); or

          (7) any other amendment provided for in the securities resolution or supplemental indenture.

LEGAL DEFEASANCE AND COVENANT DEFEASANCE

     Debt securities of a series may be defeased in accordance with their terms and, unless the securities resolution or supplemental indenture establishing the terms of the series otherwise provides, as set forth below. We at any time may terminate as to a series all of our obligations (except for certain obligations, including obligations with respect to the defeasance trust and obligations to register the transfer or exchange of a debt security, to replace destroyed, lost or stolen debt securities and coupons and to maintain paying agencies in respect of the debt securities) with respect to the debt securities of the series and any related coupons and the indenture ("legal defeasance"). We at any time may terminate as to a series our obligations with respect to the debt securities and coupons of the series under any restrictive covenants which may be applicable to a particular series ("covenant defeasance").

     We may exercise our legal defeasance option notwithstanding our prior exercise of our covenant defeasance option. If we exercise our legal defeasance option, a series may not be accelerated because of an Event of Default. If we exercise our covenant defeasance option, a series may not be accelerated by reference to any restrictive covenants which may be applicable to that series. (Section 8.01)

     To exercise either defeasance option as to a series, we must:

          (1) irrevocably deposit in trust (the "defeasance trust") with the Trustee or another trustee money or U.S. Government Obligations, deliver a certificate from a nationally recognized firm of independent accountants expressing their opinion that the payments of principal and interest when due on the deposited U.S. Government Obligations, without reinvestment, plus any deposited money without investment will provide cash at the times and in the amounts as will be sufficient to pay the principal and interest when due on all debt securities of that series to maturity or redemption, as the case may be, and

          (2) comply with certain other conditions.

     In particular, we must obtain an opinion of tax counsel that the defeasance will not result in recognition of any gain or loss to holders for Federal income tax purposes. "U.S. Government Obligations" means direct obligations of the United States or an instrumentality of the United States, the payment of which is unconditionally guaranteed by the United States, which, in either case, have the full faith and credit of the United States of America pledged for payment and which are not callable at the issuer's option, or certificates representing an ownership interest in those obligations. (Section 8.02)

REGARDING THE TRUSTEE

     State Street Bank and Trust Company or a successor or replacement trustee will act as Trustee for debt securities issued under the indenture and, unless otherwise indicated in a prospectus supplement, the Trustee will also act as Registrar and Paying Agent with respect to the debt securities. (Section 2.03)

                          DESCRIPTION OF CAPITAL STOCK


     As of the date of this prospectus our total amount of authorized capital stock consisted of 100,000,000 shares of common stock, par value $.01 per share, and 1,000,000 shares of preferred stock, par value $.01 per share.


COMMON STOCK


     As of September 13, 2000, there were 43,634,473 shares of common stock outstanding held by 182 holders of record. All issued and outstanding shares of common stock are, and any shares of common stock issuable upon conversion of any convertible notes offered by this prospectus and any prospectus supplement will be, validly issued, fully paid and nonassessable. Holders of outstanding shares of common stock are entitled to receive dividends out of assets legally available therefor at such times and in such amounts as our board of directors may from time to time determine, subject to any prior rights of the holders of any preferred stock that may be outstanding. The shares of common stock are neither redeemable nor convertible, and the holders thereof have no preemptive or subscription rights to purchase any of our securities. Upon our liquidation, dissolution or winding up, the holders of common stock are entitled to receive pro rata assets which are legally available for distribution, after payment of all debts and other liabilities and subject to the prior rights of any holders of preferred stock then outstanding. Each outstanding share of common stock is entitled to one vote on all matters submitted to a vote of stockholders. Holders of common stock do not have cumulative voting rights.


PREFERRED STOCK

     Our board of directors is authorized to issue preferred stock in one or more series and to determine and alter all rights, preferences and privileges and qualifications, limitations and restrictions thereof, including with respect to the rate and nature of dividends, the price and terms and conditions on which shares may be redeemed, the amount payable in the event of voluntary or involuntary liquidation, the terms and conditions for conversion or exchange into any other class or series of stock, voting rights and other terms. No preferred stock is currently outstanding. However, the board's ability to issue preferred stock may discourage third parties from attempting to acquire us.

RIGHTS PLAN

     Pursuant to a Rights Agreement adopted by us in December 1996, one Preferred Share Purchase Right was issued in respect of each share of common stock issued and outstanding on or after December 26, 1996. Currently, each Right entitles the holder thereof to purchase one two-thousand two hundred fiftieth of a share of a new series of junior participating preferred stock at an exercise price of $66.67. The Rights are exercisable only if a person or group (with certain exceptions) acquires, or announces a tender offer to acquire, 20% or more of our common stock, at which point each right (except those held by the acquiror) becomes a right to buy shares of the common stock of the acquiror having a value of two times the exercise price.

TRANSFER AGENT

     Boston Equiserve is the transfer agent for the common stock.

                                   BOOK-ENTRY

     The Depository Trust Company, or DTC, will act as securities depository for the debt securities. Unless otherwise disclosed in the applicable prospectus supplement, the debt securities will be issued only as fully registered securities registered in the name of Cede & Co. (DTC's partnership nominee). One or more fully registered global certificates will be issued for the debt securities representing the aggregate principal amount of the debt securities and will be deposited with DTC.

     DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the 1934 Act, as amended. DTC holds securities that its participants (the "Direct Participants") deposit with DTC. DTC also facilitates the settlement among Direct Participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in Direct Participants' accounts, thereby eliminating the need for physical movement of securities certificates. Direct Participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. DTC is owned by a number of its Direct Participants and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc., and the National Association of Securities Dealers, Inc. Access to the DTC system is also available to others such as securities brokers and dealers, banks and trust companies that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly (the "Indirect Participants," and together with the Direct Participants, the "Participants"). The rules applicable to DTC and its Participants are on file with the SEC.

     Purchases of the debt securities within the DTC system must be made by or through Direct Participants which will receive a credit for the debt securities on DTC's records. The ownership interest of each actual purchaser of each debt security (a "Beneficial Owner") will in turn be recorded on the Direct and Indirect Participants' respective records. Beneficial Owners will not receive written confirmation from DTC of their purchase, but Beneficial Owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the Direct or Indirect Participant through which the Beneficial Owner entered into the transaction. Transfers of ownership interest in the debt securities will be effected by entries made on the books of Participants acting on behalf of Beneficial Owners. Beneficial Owners will not receive certificates representing their ownership interest in debt securities except in the event that use of the book-entry system for the debt securities is discontinued.

     The deposit of the debt securities with DTC and their registration in the name of Cede & Co. effect no change in beneficial ownership. DTC has no knowledge of the actual Beneficial Owners of the debt securities; DTC's records reflect only the identity of the Direct Participants to whose accounts the debt securities are credited, which may or may not be the Beneficial Owners. The Participants will remain responsible for keeping account of their holdings on behalf of their customers.

     Conveyance of notices and other direct communications by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

     Redemption notices shall be sent to Cede & Co. If less than all of the debt securities of a series are being redeemed, DTC's practice will determine by lot the amount of the interest of each Direct Participant in the series to be redeemed.

     Neither DTC nor Cede & Co. will consent or vote with respect to the debt securities. Under its usual procedures, DTC mails an omnibus proxy (an "Omnibus Proxy") to the Participants as soon as possible after the record date. The Omnibus Proxy assigns Cede & Co.'s consenting or voting rights to those Direct Participants to whose accounts the debt securities are credited on the record date (identified in a listing attached to the Omnibus Proxy).

     Principal, premium, if any, and interest on the debt securities will be paid to DTC. DTC's practice is to credit Direct Participants' accounts on the relevant payment date in accordance with their respective holdings shown on DTC's records unless DTC has reason to believe that it will not receive payment on the payment date. Payments by Participants to Beneficial Owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street-name," and will be the responsibility of the Participant and not of DTC, any underwriters, or us, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of principal, premium, if any, and interest to DTC is the responsibility of us or the Trustee. Disbursement of these payments to Direct Participants is the responsibility of DTC, and disbursement of these payments to the Beneficial Owners is the responsibility of Direct and Indirect Participants.

     DTC may discontinue providing its services as securities depository with respect to the debt securities at any time by giving reasonable notice to us. Under those circumstances and in the event that a successor securities depository is not obtained, certificates for the debt securities are required to be printed and delivered. In addition, we may decide to discontinue use of the system of book-entry transfers through DTC (or any successor securities depository). In that event, certificates for the debt securities will be printed and delivered.

     We will not have any responsibility or obligation to Participants or to the persons for whom they act as nominees with respect to the accuracy of the records of DTC, its nominees or any Direct or Indirect Participant with respect to any ownership interest in the debt securities, or with respect to payments or providing of notice to the Direct Participants, the Indirect Participants or the Beneficial Owners.

     So long as Cede & Co. is the registered owner of the debt securities, as nominee of DTC, references herein to holders of the debt securities shall mean Cede & Co. or DTC and shall not mean the Beneficial Owners of the debt securities.

     The information in this section concerning DTC and DTC's book-entry system has been obtained from DTC.

                              PLAN OF DISTRIBUTION

     We may sell securities through underwriters or dealers, directly to one or more purchasers or through agents. The applicable prospectus supplement will set forth the terms of the offering of any securities, including:

     - the names of any underwriters or agents;

     - the proceeds to us from the sale;

     - any other items constituting underwriters' compensation;

     - any discounts or concessions allowed or re-allowed or paid to dealers;

     - the purchase price of the securities;

     - any underwriting discounts;

     - any initial public offering price; and

     - any securities exchanges on which the securities may be listed.

     If underwriters are used in the sale, securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Those securities may be offered to the public either through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Unless otherwise set forth in the applicable prospectus supplement, the obligations of the underwriters to purchase those securities will be subject to certain conditions precedent, and the underwriters will be obligated to purchase all of those securities if any of them are purchased. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time. Only underwriters named in a prospectus supplement are deemed to be underwriters in connection with the securities offered thereby.

     We may sell securities directly or through agents designated by us from time to time. Any agent involved in the offer or sale of securities will be named, and any commissions payable by us to the agent will be set forth in the applicable prospectus supplement. Unless otherwise indicated in the applicable prospectus supplement, the agent will act on a best efforts basis for the period of its appointment.

     If so indicated in a prospectus supplement with respect to securities, we will authorize agents, underwriters or dealers to solicit offers by certain institutions to purchase securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on the date or dates stated in the prospectus supplement. Each contract will be for an amount not less than, and the aggregate principal amount of the securities sold pursuant to the contracts shall be not less nor more than, the respective amounts stated in the prospectus supplement. Institutions with whom the contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions, and other institutions, but will in all cases be subject to our approval. The contracts will not be subject to any conditions except:

          (1) the purchase by an institution of the securities covered by its contract shall not at the time of delivery be prohibited under the laws of any jurisdiction in the United States to which the institution is subject, and

          (2) if the securities are being sold to underwriters, we shall have sold to the underwriters the total principal amount of the securities less the principal amount thereof covered by the contracts.

     The underwriters will not have any responsibility in respect of the validity or performance of the contracts.

     If dealers are utilized in the sale of any securities, we will sell those securities to the dealers, as principal. Any dealer may then resell those securities to the public at varying prices to be determined by the dealer at the time of resale. The name of any dealer and the terms of the transaction will be set forth in the prospectus supplement with respect to the securities being offered thereby.

     It has not been determined whether any series of securities will be listed on a securities exchange. Underwriters will not be obligated to make a market in any series of securities. We cannot predict the level of trading activity in, or the liquidity of, any series of securities.

     Any underwriters, dealers or agents participating in the distribution of securities may be deemed to be underwriters, and any discounts or commissions received by them on the sale or resale of securities may be deemed to be underwriting discounts and commissions under the Securities Act of 1933. Agents and underwriters may be entitled under agreements entered into with us to indemnification by us against certain liabilities, including liabilities under the Securities Act of 1933, or to contribution with respect to payments that the agents or underwriters may be required to make in respect thereof. Agents and underwriters may be customers of, engaged in transactions with, or perform services for, us or our affiliates in the ordinary course of business.

                                 LEGAL MATTERS

     Kirkland & Ellis, New York, New York (a partnership that includes professional corporations) will pass upon legal matters regarding the issuance of the securities and the validity of the common stock being issuable upon conversion of the securities. Lance C. Balk, a director of CDT since March 2000, is a partner of Kirkland & Ellis.

                                    EXPERTS

     The consolidated financial statements and schedules of Cable Design Technologies Corporation as of July 31, 1998, and 1999, and for the years ended July 31, 1997, 1998 and 1999 incorporated by reference in this prospectus have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports with respect thereto, and are included herein in reliance upon the authority of said firm as experts in accounting and auditing in giving said reports.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     The following table sets forth the expenses of the Registrant in connection with the issuance and distribution of the securities being registered, other than underwriting discounts and commissions. All such amounts are estimates, other than the fees payable to the Securities and Exchange Commission.

Securities and Exchange Commission registration fee.........  $ 39,600
Legal fees and expenses.....................................   250,000
Accounting fees and expenses................................   100,000
Printing....................................................   300,000
Trustee's fees and expenses.................................     8,500
Miscellaneous...............................................    51,900
     Total..................................................  $750,000*
                                                              ========

---------------
* All expenses, except the Securities and Exchange Commission registration fee, are estimated.

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Section 102(b)(7) of the General Corporation Law of the State of Delaware permits a Delaware corporation to limit the personal liability of its directors in accordance with the provisions set forth therein. The Amended and Restated Certificate of Incorporation of the Registrant provides that the personal liability of its directors shall be limited to the fullest extent permitted by applicable law.

     Section 145 of the General Corporation Law of the State of Delaware contains provisions permitting corporations organized thereunder to indemnify directors, officers, employees or agents against expenses, judgments and fines reasonably incurred and against certain other liabilities in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person was or is a director, officer, employee or agent of the corporation. The by-laws of the Registrant provide for indemnification of its directors and officers to the fullest extent permitted by applicable law.

ITEM 16.  EXHIBITS.

     The following exhibits are filed pursuant to Item 601 of Regulation S-K:


EXHIBIT
NUMBER                           DESCRIPTION
-------                          -----------
   3.1   Amended and Restated Certificate of Incorporation of CDT as
         filed with the Secretary of State of Delaware on November
         10, 1993, incorporated by reference to Exhibit 3.1 to CDT's
         Registration Statement on Form S-1 (File No. 33-69992),
         Certificate of Amendment of the Restated Certificate of
         Incorporation of CDT and Certificate of Designation,
         Preferences and Rights of Junior Participating Preferred
         Stock, Series A of CDT, as filed with the Secretary of State of Delaware on December 11, 1996 and incorporated by
         reference to CDT's Registration Statement on Form 8-A/A, as filed on December 23, 1996.
   3.2   By-Laws of CDT, as amended to date, incorporated by
         reference to Exhibit 3.2 to the Post-Effective Amendment No.
         1 to CDT's Registration Statement on Form S-3 (File No.
         333-00554), as filed on February 28, 1996.
   4.1   Form of certificate representing shares of the Common Stock of CDT. Incorporated by reference to Exhibit 4.1 to CDT's
         Registration Statement on Form S-1 (File No. 33-69992).
   4.2   Rights Agreement dated as of December 11, 1996, between
         Cable Design Technologies Corporation and The First National
         Bank of Boston, as Rights Agent, including the form of
         Certificate of Designation, Preferences and Rights of Junior
         Participating Preferred Stock, Series A attached thereto as
         Exhibit A, the form of Rights Certificate attached thereto as Exhibit B and the Summary of Rights attached thereto as
         Exhibit C. Incorporated herein by reference to CDT's
         Registration Statement on Form 8-A, as filed on December 11,
         1996.
   4.3   Form of Indenture.*
   4.4   Form of Securities Resolution.*
   5.1   Opinion of Kirkland & Ellis regarding legality of securities being registered.*
  12.1   Statement re: computation of ratio of earnings to fixed
         charges.*
  15.1   Letter of Arthur Andersen LLP, dated May 23, 2000, regarding unaudited interim financial statement information.
         Incorporated by reference to CDT's Quarterly Report on Form
         10-Q, as filed on June 13, 2000.
  15.2   Letter of Arthur Andersen LLP, dated February 23, 2000,
         regarding unaudited interim financial statement information.
         Incorporated by reference to CDT's Quarterly Report on Form
         10-Q, as filed on March 15, 2000.
  15.3   Letter of Arthur Andersen LLP, dated November 24, 1999,
         regarding unaudited interim financial statement.
         Incorporated by reference to CDT's Quarterly Report on Form
         10-Q, as filed on December 14, 1999.
  23.1   Consent of Arthur Andersen LLP.*
  23.2   Consent of Kirkland & Ellis (included in Exhibit 5.1).*
  24.1   Powers of Attorney (included on signature pages of
         Registration Statement).*
  25.1   Statement of eligibility of Trustee, on Form T-1.*



---------------


* Previously filed.



ITEM 17.  UNDERTAKINGS.


     (a) The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

             (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

             (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

          provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe it meets all the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pittsburgh, Pennsylvania as of September 18, 2000.


                                      CABLE DESIGN TECHNOLOGIES CORPORATION

                                      By: /s/ PAUL M. OLSON
                                         ---------------------------------------
                                         Paul M. Olson
                                         President and Chief Executive Officer


     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and as of the dates indicated.



                     SIGNATURE                                  TITLE                       DATE
                     ---------                                  -----                       ----

                         *                              Chairman and Director        September 18, 2000
---------------------------------------------------
                 Bryan C. Cressey

                 /s/ PAUL M. OLSON                       President and Chief         September 18, 2000
---------------------------------------------------     Executive Officer and
                   Paul M. Olson                         Director (Principal
                                                          Executive Officer)

                         *                             Vice President and Chief      September 18, 2000
---------------------------------------------------  Financial Officer (Principal
                     Ken Hale                           Financial Officer and
                                                         Principal Accounting
                                                               Officer)

                         *                                     Director              September 18, 2000
---------------------------------------------------
                  George Graeber

                     SIGNATURE                                  TITLE                       DATE
                     ---------                                  -----                       ----
                         *                                     Director              September 18, 2000
---------------------------------------------------
                Michael F.O. Harris

                         *                                     Director              September 18, 2000
---------------------------------------------------
                   Glenn Kalnasy

                         *                                     Director              September 18, 2000
---------------------------------------------------
                 Richard C. Tuttle

                         *                                     Director              September 18, 2000
---------------------------------------------------
                   Lance C. Balk

                         *                                     Director              September 18, 2000
---------------------------------------------------
                 Ferdinand Kuznik

                */s/ PAUL M. OLSON
---------------------------------------------------
                   Paul M. Olson
                 Attorney-in-fact

                                 EXHIBIT INDEX


EXHIBIT
NUMBER                            DESCRIPTION
-------                           -----------
  3.1     Amended and Restated Certificate of Incorporation of CDT as
          filed with the Secretary of State of Delaware on November
          10, 1993, incorporated by reference to Exhibit 3.1 to CDT's
          Registration Statement on Form S-1 (File No. 33-69992),
          Certificate of Amendment of the Restated Certificate of
          Incorporation of CDT and Certificate of Designation,
          Preferences and Rights of Junior Participating Preferred
          Stock, Series A of CDT, as filed with the Secretary of State of Delaware on December 11, 1996 and incorporated by
          reference to CDT's Registration Statement on Form 8-A/A, as filed on December 23, 1996.
  3.2     By-Laws of CDT, as amended to date, incorporated by
          reference to Exhibit 3.2 to the Post-Effective Amendment No.
          1 to CDT's Registration Statement on Form S-3 (File No. 333-
          00554), as filed on February 28, 1996.
  4.1     Form of certificate representing shares of the Common Stock of CDT. Incorporated by reference to Exhibit 4.1 to CDT's
          Registration Statement on Form S-1 (File No. 33-69992).
  4.2     Rights Agreement dated as of December 11, 1996, between
          Cable Design Technologies Corporation and The First National
          Bank of Boston, as Rights Agent, including the form of
          Certificate of Designation, Preferences and Rights of Junior
          Participating Preferred Stock, Series A attached thereto as
          Exhibit A, the form of Rights Certificate attached thereto as Exhibit B and the Summary of Rights attached thereto as
          Exhibit C. Incorporated herein by reference to CDT's
          Registration Statement on Form 8-A, as filed on December 11,
          1996.
  4.3     Form of Indenture.*
  4.4     Form of Securities Resolution.*
  5.1     Opinion of Kirkland & Ellis regarding legality of securities being registered.*
 12.1     Statement re: computation of ratio of earnings to fixed
          charges.*
 15.1     Letter of Arthur Andersen LLP, dated May 23, 2000, regarding unaudited interim financial statement information.
          Incorporated by reference to CDT's Quarterly Report on Form
          10-Q, as filed on June 13, 2000.
 15.2     Letter of Arthur Andersen LLP, dated February 23, 2000,
          regarding unaudited interim financial statement information.
          Incorporated by reference to CDT's Quarterly Report on Form
          10-Q, as filed on March 15, 2000.
 15.3     Letter of Arthur Andersen LLP, dated November 24, 1999,
          regarding unaudited interim financial statement.
          Incorporated by reference to CDT's Quarterly Report on Form
          10-Q, as filed on December 14, 1999.
 23.1     Consent of Arthur Andersen LLP.*
 23.2     Consent of Kirkland & Ellis (included in Exhibit 5.1).*
 24.1     Powers of Attorney (included signature pages of Registration
          Statement).*
 25.1     Statement of eligibility of Trustee, on Form T-1.*


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* Previously filed.